UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2011 (January 11, 2011)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 11, 2011, our Board of Directors made the following appointments:

Steven R. Nathanson as President and Chief Operating Officer of Genesis Energy, LLC, our general partner. Mr. Nathanson, who is 55, became an executive officer of our general partner in February 2010, and has served as President of our refinery services subsidiary, TDC, L.L.C. since 2002.

Stephen M. Smith as Vice President. Mr. Smith, who is 33 and was serving as a vice president in commercial development, will now assume responsibility for commercial aspects of our Supply and Logistics segment. Since 2009, Mr. Smith has served in various capacities within our commercial development and finance groups. He was a Principal for the energy investment banking group at Banc of America Securities from 2006 to 2009.  Prior to that, Mr. Smith was a Vice President for RBC Capital Market’s energy corporate finance group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner
Date: January 18, 2011	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer